UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009 (September 24, 2009)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cyberonics, Inc. 2009 Stock Plan

Cyberonics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at its offices on Thursday, September 24, 2009.  At the Annual Meeting, the stockholders voted to approve the Cyberonics, Inc. 2009 Stock Plan (the “Stock Plan”).  The Stock Plan had been approved previously by the Company’s Board of Directors on August 4, 2009.  Pursuant to its terms, the Stock Plan is effective as of the date of its approval by the Board of Directors.

The Stock Plan provides for discretionary awards of (a) stock options, (b) shares of restricted stock, (c) stock appreciation rights, and (d) phantom stock units, shares of common stock paid in lieu of cash compensation and other awards whose value is tied to the value of a share of common stock.  The aggregate maximum number of shares of common stock that may be issued under the Stock Plan with respect to awards is the sum of (i) 2,100,000 shares, plus (ii) the shares subject to awards under the Company’s other currently existing plans that are forfeited, terminated, or expire unexercised or not vested, as the case may be, after the effective date of the Stock Plan, subject to certain adjustments.

All of the Company’s employees and consultants and all non-employee members of the Company’s Board of Directors are eligible to participate in the Stock Plan.  The Board of Directors, in its discretion, may terminate the Stock Plan at any time with respect to any shares of common stock for awards not yet granted.  The Stock Plan provides that the vesting of awards will accelerate upon a Change of Control of the Company (as defined in the Stock Plan).

The foregoing description of the Stock Plan is qualified in its entirety by reference to the Stock Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Departure of Directors

As previously disclosed in the Company’s proxy statement for the Annual Meeting filed on August 6, 2009, in May 2009, on the recommendation of the Nominating & Governance Committee, the Company’s Board of Directors adopted a resolution reducing the size of Board of Directors from nine members to seven members.  After months of studying the size and composition of the Board of Directors, the Nominating & Governance Committee determined that seven directors could effectively execute the Board of Directors’ responsibilities at a reduced overall cost to the Company.  Alan J. Olsen and Michael J. Strauss, the two directors with the longest tenure after Reese S. Terry, Jr., volunteered to leave the Board of Directors effective upon the Annual Meeting.

In connection with the departure of Messrs. Olsen and Strauss, the Company entered into agreements pursuant to which the departing directors agreed (a) not to compete with the Company or become employed by a competitor of the Company for a period of two years following their departure, (b) not to solicit any of the Company’s employees during that same two-year period and (c) not to disclose any confidential information, trade secrets and related information obtained by the director during his period of service with the Company.

Additionally, the Company agreed to amend the stock option and restricted stock agreements it had entered into with Messrs. Olsen and Strauss.  With respect to the stock option agreements, the amendment extends from 90 days to 12 months the period following termination of the individual’s service as a director during which unexercised stock options may be exercised.  With respect to the restricted stock agreements, the amendment changes the provision that previously required forfeiture of unvested restricted stock upon termination of the director’s relationship with the Company to provide now that the shares of restricted stock will continue to vest ratably over time, as if the relationship had not been terminated.

The foregoing description of the agreements between the Company and Messrs. Olsen and Strauss is qualified in its entirety by reference to the forms of non-competition, no solicitation and confidentiality agreement, stock option agreement amendment, and restricted stock agreement amendment, filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Cyberonics, Inc. 2009 Stock Plan
10.2	Form of Non-Competition, No Solicitation and Confidential Information Agreement (Olsen and Strauss)
10.3	Form of Stock Option Agreement Amendment (Olsen and Strauss)
10.4	Form of Restricted Stock Agreement Amendment (Olsen and Strauss)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cyberonics, Inc. 2009 Stock Plan
10.2	Form of Non-Competition, No Solicitation and Confidential Information Agreement (Olsen and Strauss)
10.3	Form of Stock Option Agreement Amendment (Olsen and Strauss)
10.4	Form of Restricted Stock Agreement Amendment (Olsen and Strauss)